UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2013

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

On February 6, 2013, FutureFuel Corp. (NYSE: FF) (the “Company”) issued a press release announcing the completion of the sale of shares of its common stock under the at-the-market equity offering announced on May 10, 2011.  FutureFuel sold an aggregate 3,000,000 shares in open market trading under this program for aggregate gross proceeds of approximately $37.2 million, resulting in net proceeds of approximately $36.1 million after deducting commissions and fees.  This offering served to increase the number of outstanding shares of FutureFuel’s common stock, thereby increasing trading liquidity.  Stifel, Nicolaus & Company, Incorporated served as the sales agent under the offering.

FutureFuel intends to use the net proceeds from the offering for general corporate purposes.

FutureFuel has no plans at this time to undertake further at-the-market offerings of its common stock.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Paul A. Novelly
Paul A. Novelly, Chief Executive Officer

Date: February 6, 2013